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                                                                       EXHIBIT 5

                                  LETTERHEAD OF
                             GOLDSTEIN& DIGIOIA, LLP
                        369 LEXINGTON AVENUE, 18th FLOOR
                            NEW YORK, NEW YORK 10017

                                                               November 16, 1999

Bitwise Designs, Inc.
2165 Technology Drive
Schenectady, New York 12308

          Re:  Bitwise Designs, Inc.
               Registration Statement on Form S-8
               SEC File No.

Ladies/Gentlemen:

     We have reviewed the Registration Statement on Form S-8, filed on or about November 17, 1999, (the "Registration Statement") under the Securities Act of l933, as amended (the "Act") by First Montauk Financial Corp. (the "Company"). The Registration Statement has been filed for the purpose of registering the 112,000 shares of Common Stock, par value $.001, described therein for offer and sale under the Act by the Selling Stockholders. All capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

     This opinion has been rendered with respect to 112,000 shares of Common Stock underlying warrants issued to certain former directors of the Company in connection with a compensation plan between the Company and the former directors.

     In connection with the opinions rendered herein, we have examined the Certificate of Incorporation as amended of the Company, its By-Laws, and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

     l. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct the business which it conducts as described in the Registration Statement.

     2. The Company has an authorized capitalization of 20,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, $.l0 par value per share.

     3. The 112,000 shares issuable upon the exercise of the warrants, upon payment therefor and



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issuance thereof, in accordance with the terms thereof, and as described in the
Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                                 /s/ Goldstein & DiGioia LLP

                                                 GOLDSTEIN & DiGIOIA LLP